(7)(b)    Updated Schedule A to the Amended and Restated Distribution Agreement dated August 18, 2011

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised August 18, 2011

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Classes shares. Transamerica WMC Diversified Growth II VP currently only offers Initial Class shares. Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Madison Large Cap Growth VP, Transamerica Madison Moderate Growth Allocation VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AEGON Active Asset Allocation - Conservative VP
Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Transamerica AEGON Active Asset Allocation - Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Emerging Markets/Pacific Rim VP
Transamerica Global Commodities & Hard Assets VP
Transamerica Global Conservative VP
Transamerica Global Growth VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Madison Large Cap Growth VP
Transamerica Madison Moderate Growth Allocation VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Growth Opportunities VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Balanced VP
Transamerica Multi Managed Large Cap Core VP

Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP
Transamerica WMC Diversified Equity VP